UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2018

Air T, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5930 Balsom Ridge Road Denver, North Carolina 28037
(Address of Principal Executive Offices) (Zip Code)

(828) 464-8741
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIRT	NASDAQ Capital Market

Explanatory Note

This Form 8-K/A is being filed as an amendment (“Amendment No. 3”) to the Current Report on Form 8-K filed by Air T, Inc. (the “Company”) on May 9, 2018 (the “Original Filing”) and the amendment filed on July 18, 2018 (“Amendment No. 1”) and the amendment filed on November 20, 2018 (“Amendment No. 2” and collectively, with Amendment No. 1, the “Amendments”). The Original Filing reported, among other things, the completion by the Company of its acquisition of substantially all of the assets and assumed certain liabilities of Worthington Aviation Parts, Inc. (“Worthington”) on May 4, 2018. The Amendments amended the Original Filing to include the financial statements and pro forma financial information required under Item 9.01 of Form 8-K. This Amendment No. 3 amends the Original Filing and the Amendments to include additional pro forma financial information required under Item 9.01 of Form 8-K.

Item 9.01         Financial Statements and Exhibits

(b)    Pro Forma Financial Information

The unaudited pro forma condensed combined statement of income (loss) for the nine-months ended December 31, 2018, and the accompanying notes thereto, are filed as Exhibit 99.2 to this Amendment No. 2 and incorporated herein by reference.

(d)    Exhibits

Exhibit No.	Description
99.2	Unaudited pro forma condensed combined statement of income (loss) for the nine-months ended December 31, 2018, and the accompanying notes thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2019	AIR T, INC.

	By:	/s/ Nick Swenson
	Name:	Nick Swenson
	Title:	Chief Executive Officer

AIR T, INC.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
99.2	Unaudited pro forma condensed combined statement of income (loss) for the nine-months ended December 31, 2018, and the accompanying notes thereto	Filed electronically herewith

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